QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.2

APPROVED
by the Meeting of the Board of Directors of Mobile TeleSystems Open Joint Stock Company Protocol of 15 March, 2004 No. 54.

AMENDMENTS AND ADDITIONS
TO THE CHARTER
of Mobile TeleSystems Open Joint Stock Company
registered on June 28, 2002

Moscow	15 March 2004

        1.     Clause 19.4. of the Charter shall be read as follows:

          «19.4. The Company has the following branches:

            19.4.1. Branch of Mobile TeleSystems Open Joint Stock Company "North-West Macro Region".

            Location: Russian Federation, Saint-Petersburg

            19.4.1.1. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Syktyvkar, Komi Republic.

            Location: Russian Federation, Komi Republic, Syktyvkar.

            19.4.1.2. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Pskov.

            Location: Russian Federation, Pskov Oblast, Pskov.

            19.4.1.3. Branch of Mobile TeleSystems Open Joint Stock Company in Leningrad Oblast and the city of Saint-Petersburg.

            Location: Russian Federation, Saint-Petersburg.

            19.4.2. Branch of Mobile TeleSystems Open Joint Stock Company "Southern Macro Region"

            Location: Russian Federation, Krasnodar Kray, Krasnodar.

            19.4.2.1. Branch of Mobile TeleSystems Open Joint Stock Company in Kalmyk Republic.

            Location: Russian Federation, Kalmyk Republic, Elista.

            19.4.2.2. Branch of Mobile TeleSystems Open Joint Stock Company in Stavropol Kray.

            Location: Russian Federation, Stavropol Kray, Stavropol.

            19.4.2.3. Branch of Mobile TeleSystems Open Joint Stock Company in Daghestan Republic.

            Location: Russian Federation, Daghestan Republic, Makhachkala.

            19.4.2.4. Branch of Mobile TeleSystems Open Joint Stock Company in Kabardino-Balkaria Republic.

            Location: Russian Federation, Kabardino-Balkaria Republic, Nalchik.

            19.4.2.5. Branch of Mobile TeleSystems Open Joint Stock Company in Karachaevo-Cherkessia Republic.

            Location: Russian Federation, Karachaevo-Cherkessia Republic, Cherkessk.

            19.4.2.6. Branch of Mobile TeleSystems Open Joint Stock Company in North Ossetia Republic—Alania.

            Location: Russian Federation, North Ossetia Republic—Alania, Vladikavkaz.

            19.4.2.7. Branch of Mobile TeleSystems Open Joint Stock Company in Krasnodar Kray.

            Location: Russian Federation, Krasnodar Kray, Krasnodar.

            19.4.2.8. Branch of Mobile TeleSystems Open Joint Stock Company in Rostov Oblast.

            Location: Russian Federation, Rostov Oblast, Rostov-on-Don.

            19.4.3. Branch of Mobile TeleSystems Open Joint Stock Company "Povolzhsky SE Macro Region.

            Location: Russian Federation, Samara Oblast, Samara.

            19.4.3.1. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Perm.

            Location: Russian Federation, Perm Oblast, Perm.

            19.4.3.2. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Orenburg.

            Location: Russian Federation, Orenburg Oblast, Orenburg.

            19.4.3.3. Branch of Mobile TeleSystems Open Joint Stock Company in Komi-Permyak Autonomous Area.

            Location: Russian Federation, Komi-Permyak Autonomous Area, Kudymkar.

            19.4.3.4. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Saratov.

            Location: Russian Federation, Saratov Oblast, Saratov.

            19.4.3.5. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Samara.

            Location: Russian Federation, Samara.

            19.4.3.6. Branch of Mobile TeleSystems Open Joint Stock Company in Ulyanovsk Oblast.

            Location: Russian Federation, Ulyanovsk Oblast, Ulyanovsk.

            19.4.3.7. Branch of Mobile TeleSystems Open Joint Stock Company in Bashkortostan Republic.

            Location: Russian Federation, Bashkortostan Republic, Ufa.

            19.4.4. Branch of Mobile TeleSystems Open Joint Stock Company "Povolzhsky NW Macro Region".

            Location: Russian Federation, Nizhni Novgorod Oblast, Nizhni Novgorod.

            19.4.4.1. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Nizhni Novgorod.

            Location: Russian Federation, Nizhni Novgorod Oblast, Nizhni Novgorod.

            19.4.4.2. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Kirov.

            Location: Russian Federation, Kirov Oblast, Kirov.

            19.4.4.3. Branch of Mobile TeleSystems Open Joint Stock Company in Chuvash Republic—Chuvashia.

            Location: Russian Federation, Chuvash Republic—Chuvashia, Cheboksary.

            19.4.4.4. Branch of Mobile TeleSystems Open Joint Stock Company in Mordovia Republic.

            Location: Russian Federation, Mordovia Republic, Saransk

            19.4.4.5. Branch of Mobile TeleSystems Open Joint Stock Company in Mari El Republic.

            Location: Russian Federation, Mari El Republic, Ioshkar Ola.

            19.4.5. Branch of Mobile TeleSystems Open Joint Stock Company "Uralsky Macro Region".

            Location: Russian Federation, Sverdlovsk Oblast, Ekaterinburg.

            19.4.5.1. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Chelyabinsk.

            Location: Russian Federation, Chelyabinsk Oblast, Chelyabinsk.

            19.4.5.2. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Kurgan.

            Location: Russian Federation, Kurgan Oblast, Kurgan.

            19.4.5.3. Branch of Mobile TeleSystems Open Joint Stock Company in Tyumen Oblast and Khanty-Mansi Autonomous Area—Yugra.

            Locations: Russian Federation, Tyumen Oblast, Tyumen.

            19.4.5.4. Branch of Mobile TeleSystems Open Joint Stock Company in Yamalo-Nenetsk Autonomous Area.

             Russian Federation, Yamalo-Nenetsk Autonomous Area, Salekhard.

            19.4.5.5. Branch of Mobile TeleSystems Open Joint Stock Company in Sverdlovsk Oblast.

            Location: Russian Federation, Sverdlovsk Oblast, Ekaterinburg.

            19.4.5.6. Branch of Mobile TeleSystems Open Joint Stock Company in Tyva Republic.

            Location: Russian Federation, Tyva Republic, Kyzyl.

            19.4.6. Branch of Mobile TeleSystems Open Joint Stock Company "Siberian Macro Region".

            Location: Russian Federation, Novosibirsk Oblast, Novosibirsk.

            19.4.6.1. Branch of Mobile TeleSystems Open Joint Stock Company in Kemerovo Oblast.

            Location: Russian Federation, Kemerovo Oblast, Kemerovo.

            19.4.6.2. Branch of Mobile TeleSystems Open Joint Stock Company in Altai Kray.

            Location: Russian Federation, Altai Kray, Barnaul.

            19.4.6.3. Branch of Mobile TeleSystems Open Joint Stock Company in Krasnoyarsk Kray.

            Location: Russian Federation, Krasnoyarsk Kray, Krasnoyarsk.

            19.4.6.4. Branch of Mobile TeleSystems Open Joint Stock Company in Tomsk Oblast.

            Location: Russian Federation, Tomsk Oblast, Tomsk.

            19.4.7. Branch of Mobile TeleSystems Open Joint Stock Company "Far Eastern Macro Region".

            Location: Russian Federation, Primorsky Kray, Vladivostok.

            19.4.7.1. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Blagoveshchensk.

            Location: Russian Federation, Amur Oblast, Blagoveshchensk.

            19.4.7.2. Branch of Mobile TeleSystems Open Joint Stock Company in Sakhalin Oblast.

            Location: Russian Federation, Sakhalin Oblast, Yuzhno-Sakhalinsk.

            19.4.7.3. Branch of Mobile TeleSystems Open Joint Stock Company in Chukot Autonomous Area.

            Location: Russian Federation, Chukot Autonomous Area, Anadyr.

            19.4.8.

            19.4.8.1. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Tula.

            Location: Russian Federation, Tula Oblast, Tula.

            19.4.8.2. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Smolensk.

            Location: Russian Federation, Smolensk Oblast, Smolensk.

            19.4.8.3. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Ryazan.

            Location: Russian Federation, Ryazan Oblast, Ryazan.

            19.4.8.4. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Vladimir.

            Location: Russian Federation, Vladimir Oblast, Vladimir.

            19.4.8.5. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Kaluga.

            Location: Russian Federation, Kaluga Oblast, Kaluga.

            19.4.8.5. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Kostroma.

            Location: Russian Federation, Kostroma Oblast, Kostroma.

            19.4.8.6. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Tver.

            Location: Russian Federation, Tver Oblast, Tver.

            19.4.8.7. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Yaroslavl.

            Location: Russian Federation, Yaroslavl.

            19.4.8.8. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Ivanovo.

            Location: Russian Federation, Ivanovo Oblast, Ivanovo.

            19.4.8.9. Branch of Mobile TeleSystems Open Joint Stock Company in the city of Tambov.

            Location: Russian Federation, Tambov Oblast, Tambov.»

        2.     Clause 19.5. of the Charter shall be read as follows:

          «19.4. The Company has the following representative offices:

            19.5.1. Represntative office of Mobile TeleSystems Open Joint Stock Company in the Republic of Belarus.

            Location: Republic of Belarus, Minsk.

            19.5.2. Represntative office of Mobile TeleSystems Open Joint Stock Company in Ukraine.

            Location: Ukraine, Kiev.»

/s/ V.V. Sidorov

President and CEO
Mobile TeleSystems Open Joint Stock Company

QuickLinks

  Exhibit 1.2
AMENDMENTS AND ADDITIONS TO THE CHARTER of Mobile TeleSystems Open Joint Stock Company registered on June 28, 2002